SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

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The Vantagepoint Funds
(Name of Registrant as Specified in its Charter)

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT LOW DURATION BOND FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This information statement is available at http://www.icmarc.org/x3333.xml?RFID=W149

This Information Statement is being furnished on behalf of the Board of Directors (“Directors” or “Board”) of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Low Duration Bond Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about January 9, 2014 to shareholders of record of the Fund as of December 31, 2013.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, a new subadvisory agreement with Schroder Investment Management North America Inc. (the “New Subadvisory Agreement”). Schroder Investment Management North America Inc. (“SIMNA”) replaced STW Fixed Income Management, LLC (“STW”) as a subadviser of the Fund due to the integration of STW’s operations into the existing business of SIMNA (the “Integration”) following STW’s earlier acquisition by Schroder U.S. Holdings, Inc. (“SUSHI”). SIMNA is a wholly owned subsidiary of Schroder US Holdings, Inc., and is referred to as the “New Subadviser.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on July 1, 2013 (the “July Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the New Subadvisory Agreement among the VP Funds (on behalf of the Fund), VIA and SIMNA. As discussed later in this Information Statement, the Board carefully considered the new subadvisory arrangement and concluded that the approval of the New Subadvisory Agreement was in the best interests of the Fund and its shareholders.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangement for the Fund.

APPOINTMENT OF A NEW SUBADVISER OF THE FUND

At the July Meeting, VIA recommended, and the Board approved, the appointment of SIMNA as a subadviser of the Fund, and on October 11, 2013, SIMNA began managing the assets allocated to them by VIA. Payden & Rygel continues to serve as the other subadviser of the Fund.

Under the terms of the New Subadvisory Agreement, SIMNA makes, on a discretionary basis, investment decisions for the assets of the Fund allocated to it by VIA, and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION REGARDING THE NEW SUBADVISER

VIA recommended to the Board that it appoint SIMNA as a subadviser of the Fund and approve the proposed New Subadvisory Agreement among VIA, the VP Funds and SIMNA with respect to the Fund. Following STW’s earlier acquisition by SUSHI, the operations of STW was integrated into the existing business of SIMNA, a wholly owned subsidiary of SUSHI, on October 11, 2013, and subsequently, STW ceased being a registered investment adviser. As a result, this Integration terminated STW’s existing investment subadvisory agreement with the Fund (the “STW Subadvisory Agreement”) and necessitated the execution of a new investment subadvisory agreement among the VP Funds (on behalf of the Fund), VIA and SIMNA that became effective on October 11, 2013, the date of the Integration. Prior to the Integration, the Board was asked by VIA to consider the selection of SIMNA as a new Fund subadviser and approve the New Subadvisory Agreement. Before approving the appointment of SIMNA as a subadviser of the Fund, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of the New Subadvisory Agreement, the Directors received written information in advance of the July Meeting from VIA, which included: (1) the conclusions reached by VIA as a result of the due diligence it conducted relating to the Integration and in recommending the Board approve the New Subadvisory Agreement; (2) the nature, extent and quality of services that STW currently provided, and that SIMNA was expected to provide after the Integration, to the Fund; (3) SIMNA’s experience, investment management business, personnel and operations; (4) SIMNA’s brokerage and trading policies and practices; (5) the level of the subadvisory fees to be charged to the Fund by SIMNA and a comparison of those fees to: (a) SIMNA’s fee schedule for managing other advisory accounts with an investment strategy similar to the one it is to employ for the Fund; and (b) the fees charged to accounts with assets comparable to the amount of assets to be allocated to SIMNA by a group of U.S. separate account investment managers that utilize a short duration fixed income mandate; (6) SIMNA’s compliance program; (7) STW’s investment performance as a subadviser of the Fund and as compared to a relevant benchmark and peer group; (8) SIMNA’s representation that the Integration is not expected to affect the nature, scope or quality of the investment advisory services provided to the Fund; and (9) certain financial information for SIMNA.

In determining whether to approve the New Subadvisory Agreement, the Directors considered the information received in advance of the July Meeting, presentations made by, and discussions held with, representatives of STW and SIMNA and the personnel of VIA, and discussions with the Fund’s Chief Compliance Officer, as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the New Subadvisory Agreement.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the investment advisory services to be provided by SIMNA to the Fund following the Integration, the Directors considered SIMNA’s investment management process with respect to managing the portion of the Fund’s assets to be allocated to it, including the personnel responsible for the portfolio management of the Fund. The Directors noted that VIA concluded that the Integration would not have a negative impact on the services being provided to the Fund. The Directors took into account that, based on discussions with SIMNA, VIA was confident that the current services provided to the Fund, primarily performed by the former STW portfolio management team, will remain intact following the Integration. The Directors considered that key management personnel of STW have accepted economic incentives for their continued portfolio management services at SIMNA for several years after the Integration. The Directors considered SIMNA’s representations that it does not expect the Integration to affect the nature, scope or quality of the investment advisory services provided to the Fund, and that the investment advisory services to be provided by SIMNA are expected to be substantially similar to those currently provided by STW, and may even be enhanced as the portfolio managers will have access to additional research and other support resources from the Schroders group of companies. In addition, the Directors considered that the fee schedule under the New Subadvisory Agreement is the same as the fee schedule under the STW Subadvisory Agreement. Based on the information considered, the Directors concluded that, after the Integration, SIMNA would likely have the ability to continue to provide the nature, extent and quality of services that the Low Duration Bond had received from STW.

Investment Performance. The Directors considered the historical data provided regarding STW’s investment performance with respect to managing the assets of the Fund and such performance versus a relevant benchmark and peer group, and VIA’s favorable assessment of such performance. The Directors concluded that the investment performance record of the former STW investment team that would continue to manage the portion of the assets of the Fund allocated to SIMNA following the Integration supported approval of the New Subadvisory Agreement.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating the subadvisory fee, the Directors considered that the subadvisory fee payable under the New Subadvisory Agreement is the same as the subadvisory fee payable under the STW Subadvisory Agreement. The Directors considered a comparison of the subadvisory fee to be charged by SIMNA to the Fund with its fee schedule for managing other accounts (which were not pooled investment vehicles or other investment companies) with an investment strategy similar to the strategy SIMNA is to employ on behalf of the Fund. The Directors considered that, according to the information provided by VIA, the effective fee rate to be paid by the Fund under the New Subadvisory Agreement, based on the amount of assets to be allocated to SIMNA, was competitive. The Directors further considered that, based on the statements provided by SIMNA, the services that SIMNA was to provide to the Fund following the Integration appeared to be generally similar to those SIMNA expects to provide to other accounts it manages in the same strategy. The Directors also considered VIA’s assessment that SIMNA’s subadvisory fee schedule for the Fund is competitive and reasonable given STW’s performance for the Fund and VIA’s expectations for SIMNA.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged to accounts with assets comparable to the amount of assets to be allocated to SIMNA by a group of U.S. separate account investment managers that utilize a short duration fixed income mandate. According to the information provided, the effective fee rate to be paid by the Fund to SIMNA at asset levels as of May 31, 2013 (0.1835%) is slightly higher than the median fee charged by such managers (0.18%). The Directors considered VIA’s assessment that it believed SIMNA’s subadvisory fee to be appropriate given the nature and quality of the services to be provided by SIMNA and the nature of the strategy SIMNA is to employ for the Fund. The foregoing comparisons assisted the Directors in considering the New Subadvisory Agreement by providing them with a basis for evaluating SIMNA’s fee on a relative basis. Based on this information, the Directors concluded that subadvisory fee to be charged under the New Subadvisory Agreement appeared to be within a reasonable range for the services to be provided.

The Directors also reviewed the information provided regarding the estimated profits to be realized with respect to SIMNA’s relationship with the Fund. In considering the extent to which economies of scale may be realized by SIMNA as the assets of the Fund to be managed by SIMNA grow, and whether the proposed fee levels reflect these economies, the Directors noted that the proposed fee schedule under the New Subadvisory Agreement includes breakpoints, whereby the Fund and its shareholders will benefit from reduced subadvisory fee rates as the assets managed by SIMNA increase.

Other Considerations. The Directors considered the conclusions reached by VIA as a result of its evaluation of SIMNA and the due diligence it conducted in deciding to recommend that the Board approve the New Subadvisory Agreement. The Directors also considered VIA’s assessment that the proposed fee to be paid to SIMNA for its services to the Fund is competitive and reasonable given STW’s performance for the Fund and VIA’s expectations for SIMNA. The Directors concluded that VIA’s recommendations and conclusions supported approval of the New Subadvisory Agreement.

In considering the potential “fall-out” or ancillary benefits that may accrue to SIMNA due to its relationship with the Fund, the Directors noted that SIMNA does not anticipate “fall-out” or ancillary benefits of any significance due to its relationship with the Fund, other than providing exposure to broker-dealers or investment advisers who may offer SIMNA the opportunity to participate in other lines of business such as subadvisory, separate account wrap programs or model manager programs.

Conclusion. After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the approval of the New Subadvisory Agreement was in the best interests of the Fund and its shareholders.

THE NEW SUBADVISORY AGREEMENT

The New Subadvisory Agreement has terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rates payable by the Fund to SIMNA. Under the New Subadvisory Agreement, SIMNA makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. SIMNA discharges its responsibilities under the New Subadvisory Agreement subject to the supervision of VIA and the Board, and has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreement is dated October 11, 2013, and has an initial term ending February 28, 2015. Thereafter, continuance of the New Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the New Subadvisory Agreement, SIMNA receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under SIMNA’s management, with annual rates as follows: 0.250% on the first $130 million; 0.125% on the next $370 million, 0.100% on the next $500 million, and 0.080% on all assets over $1 billion. These fee rates are the same as those under the STW Subadvisory Agreement.

SIMNA is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE NEW SUBADVISER

SIMNA, with its principal offices at 875 Third Avenue, New York, New York 10022, is a wholly owned subsidiary of Schroder U.S. Holdings Inc. (“SUSHI”). SUSHI is a wholly owned subsidiary of Schroder International Holdings Limited, which is a wholly owned subsidiary of Schroders Administration Limited, which is a wholly owned subsidiary of Schroders plc, a London Stock Exchange-listed global asset management company. SUSHI’s business address is 875 Third Avenue, New York, New York 10022. Schroder International Holdings Limited’s, Schroders Administration Limited’s and Schroders plc’s business address is 31 Gresham Street, London, United Kingdom EC2V 7QA. The principal executive officers and directors of SIMNA, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
Karl F. Dasher	Chief Executive Officer, Chairman and Director
Mark A. Hemenetz	Chief Operating Officer and Director
Paul Chislett	Director
Carin Muhlbaum	General Counsel
Stephen DeTore	Chief Compliance Officer and Director

The address of each individual is 875 Third Avenue, New York, New York 10022.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC

was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA and President and Principal Executive Officer of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, and Treasurer of VIA and Treasurer and Principal Financial Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC and Secretary of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Master Investment Advisory Agreement (“Master Agreement”). The Master Agreement, dated March 1, 1999 and amended December 1, 2000, July 1, 2005, December 4, 2010, and March 26, 2011, was last approved by shareholders of the Fund on February 28, 1999. On January 18, 2013, the Board approved the continuance of the Master Agreement through February 28, 2014. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds. Pursuant to the Master Agreement, the Fund compensates VIA for these services rendered to the Fund by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA received $583,343 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2013.

SUBADVISERS AND SUBADVISORY FEES PAID

As of December 31, 2013, the Fund had two subadvisers: Payden & Rygel and SIMNA (STW was a subadviser of the Fund prior to its replacement by SIMNA on October 11, 2013). For the fiscal year ended December 31, 2013, for services provided to the Fund, Payden & Rygel received $278,539 and STW and SIMNA received in the aggregate $521,704. As discussed previously, the rate of fee paid to SIMNA under the New Subadvisory Agreement is the same as that paid to STW under the STW Subadvisory Agreement.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2013.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF FUND SHARES

As of December 31, 2013, the Fund had 59,533,346 outstanding shares. Each share entitles the holder to one vote. As of the same date, each class of the Fund had the following outstanding shares: 54,817,721 (T Shares) and 4,715,625 (Investor Shares).

A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Series held directly by VantageTrust, and pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of each Series held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast such Series’ votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the VP Fund’s voting securities and thus under the 1940 Act is considered a “control person” of each Series. As a control person of each Series, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

As of December 31, 2013, VantageTrust held, directly or indirectly, 45,515,762 shares of the Fund’s T Shares class, which is 83.03% of the T Share class’ outstanding shares and 76.45% of the Fund’s total outstanding shares (both classes).

Also, as of December 31, 2013, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of any class of the Fund’s outstanding voting securities.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2013.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds’ shares and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds related to the retirement plans investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. VTA received $1,039,159 in fees from the Fund during the fiscal year ended December 31, 2013 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA)(“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT LOW DURATION BOND FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint Low Duration Bond Fund is available at http://www.icmarc.org/x3333.xml?RFID=W149

This Notice of Internet Availability of Information Statement is being mailed on or about January 9, 2014 to shareholders of record of the Fund as of December 31, 2013.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Vantagepoint Low Duration Bond Fund (the “Fund”), a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. At a meeting held on July 1, 2013, the Board of Directors of the VP Funds (the “Board”) approved the selection of Schroder Investment Management North America Inc. (“SIMNA”) to serve as a subadviser of the Fund. SIMNA replaced STW Fixed Income Management, LLC (“STW”) as a subadviser of the Fund due to the integration of STW’s operations into the existing business of SIMNA following STW’s earlier acquisition by Schroder U.S. Holdings, Inc, an affiliate of SIMNA.

The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W149. The full information statement will be available at that address until April 9, 2014. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full Information Statement) will be mailed to your household, even if more than one person in the

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household is a VP Fund shareholder of record, unless the VP Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full Information Statement), please contact the VP Fund toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full Information Statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Fund in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

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